Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

SCULPTOR CAPITAL MANAGEMENT, INC.

A Delaware Corporation

Effective September 12, 2019, as amended July 23, 2023

i

ii

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AMENDED AND RESTATED BY-LAWS

OF

SCULPTOR CAPITAL MANAGEMENT, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office, Registered Agent and Other Offices. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Corporation in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Corporation shall be located at 9 West 57th Street, New York, New York 10019 or such other place as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate by notice to the stockholders. The Corporation may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The Board of Directors shall designate the place of meeting, either within or without the State of Delaware, for any annual meeting of stockholders or for any special meeting of stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2. Annual Meetings. All acts of stockholders to be taken hereunder, or under the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise, shall be taken in the manner provided in this Article II. An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. Subject to the provisions of the DGCL or if otherwise authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt in accordance with the DGCL, stockholders and proxyholders not physically present at a meeting of stockholders may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting. A failure to hold the annual meeting of stockholders at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid acts of the Corporation or result in a forfeiture or dissolution of the Corporation. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the Record Date for determination of stockholders entitled to vote, and the form of notice of such meeting.

Section 3. Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by the Board of Directors, except if one or more Class B Shareholders collectively own a majority of Outstanding Voting Shares, such Class B Shareholders (or their designee(s), including the Class B Shareholder Committee) may call a special meeting of stockholders (a “Class B Called Special Meeting”). Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto), subject to Section 9 of this Article II.

Section 4. Notice. Notice, stating the place, day and hour of any annual or special meeting of the stockholders, as determined by the Board of Directors, and (i) in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, as determined by the Board of Directors or, for any Class B Called Special Meeting, by the Class B Shareholders as contemplated by Article II Section 3, if applicable, or (ii) in the case of an annual meeting of stockholders, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Article VI Section 1 to each Record Holder, as of the applicable Record Date for such meeting, of shares entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware or applicable federal law or any exchange on which any shares are then listed. The notice of any meeting of the stockholders at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the stockholders.

Section 5. Adjournments. Any meeting of the stockholders may be adjourned by the chairman of the meeting from time to time to reconvene at the same or some other place and at such time and date as announced at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days or if a new Record Date and notice is required under applicable law or these By-Laws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article II.

Section 6. Quorum. Unless otherwise required by applicable law, the Certificate of Incorporation or these By-Laws, at any meeting of the stockholders, the holders of a majority of the Outstanding Voting Shares of the class or classes or series of the Corporation’s capital stock entitled to vote at such meeting represented in person or by proxy shall constitute a quorum of such class or classes or series unless any such action by the stockholders requires approval by holders of a greater percentage of Outstanding Voting Shares, in which case the quorum shall be such greater percentage. The submission of matters to stockholders for approval and the election of directors shall occur only at a meeting of the stockholders duly called and held in accordance with these By-Laws at which a quorum is present; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the percentage of Outstanding Voting Shares required under applicable law, the Certificate of Incorporation or these By-Laws.

Section 7. Voting. All matters (other than the election of directors) submitted to stockholders for approval shall be determined by a majority of the votes cast affirmatively or negatively by stockholders holding Outstanding Voting Shares unless a greater percentage is required with respect to such matter under applicable law, under the rules of any National Securities Exchange on which the shares are listed for trading, or under the provisions of the Certificate of Incorporation or these By-Laws, in which case the approval of stockholders holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 11 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. All elections of directors will be by written ballots; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the stockholder or proxyholder.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission (including email) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. Nature of Business at Meetings of Stockholders and Nomination of Directors. (a) Subject to Article III of these By-Laws and the nominating rights of the Class B Shareholder Committee under the Class B Shareholders Agreement, nominations of Persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Article II Section 4 of these By-Laws, (ii) by or at the direction of the Board of Directors, or (iii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (b) (or (b) and (c)), as applicable, of this Section 9 and who is a Record Holder of Outstanding Voting Shares as of the applicable Record Date for such meeting and at the time such notice is delivered to the Secretary of the Corporation.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Article II Section 9(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that if any annual meeting is to be held on a date that is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first mailed). In no event shall the public announcement or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 9(b). Such stockholder’s notice shall set forth: (A) with respect to nominations for election or reelection of directors, as to each Person whom the stockholder proposes to nominate, all information relating to such Person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including rules with respect to contested elections thereunder and including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the Beneficial Owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the Beneficial Owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder and of any such Beneficial Owner, as they appear on the Corporation’s books, and the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and any such Beneficial Owner. Proposals for actions must be a proper matter for stockholder action under these By-Laws and the DGCL.

(c) Notwithstanding anything in the second sentence of Article II Section 9(b) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 90 days prior to the anniversary of the date on which the Corporation first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of stockholders, then a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which a public announcement regarding such increase is first made by the Corporation.

(d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article II Section 4 of these By-Laws. Nominations of Persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (b) and (c), as applicable, of this Section 9 and has otherwise complied with Regulation 14A under the Exchange Act, including rules with respect to contested elections thereunder. Nominations by stockholders of Persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by Article II Section 9(b) shall be delivered to the

Secretary of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 70th day prior to such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(e) Except to the extent otherwise provided in Article III with respect to vacancies and subject to the rights of the Class B Shareholder Committee to nominate Persons for election to the Board of Directors, only Persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective proposal or nomination shall be disregarded.

(f) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 11. Record Date. For purposes of determining the stockholders entitled to notice of or to vote at a meeting of the stockholders, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting (subject to compliance with any rule, regulation, guideline or requirement of any National Securities Exchange on which the shares are listed for trading). If no Record Date is fixed by the Board of Directors, the Record Date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of Record Holders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting. Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to this Section 11 shall be entitled to notice of, and to vote at, a meeting of stockholders or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in these By-Laws to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date. With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Corporation shall be entitled to assume it is so acting without further inquiry.

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 13. Conduct of Meetings. To the extent permitted by applicable law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the stockholders, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article II, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Corporation maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law, the Certificate of Incorporation and these By-Laws as it may deem advisable concerning the conduct of any meeting of the stockholders, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

Section 14. Inspectors of Election. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

Section 15. No Cumulative Voting Rights. Neither the holders of shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), nor the holders of shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), nor any other shares of capital stock of the Corporation, shall have cumulative voting rights.

Section 16. Notice of Internet Availability of Proxy Materials. Pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, the Corporation may, but is not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in such rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to stockholders pursuant to Regulation 14A under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not fewer than one nor more than fifteen members, the exact number of which shall initially be seven and thereafter from time to time fixed by the Board of Directors, provided that for so long as the Class B Shareholder Committee shall have the right to designate nominees to the Board of Directors under the Class B Shareholders Agreement, the number of directors may not be increased beyond seven without Class B Consent. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be as set forth in the Certificate of Incorporation. The term of the initial Class I directors shall terminate on the date of the 2020 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2021 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2019 annual meeting of stockholders or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning in 2019, successors to the class of directors whose term expires at that annual meeting of stockholders shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Directors need not be stockholders. The directors shall be elected by a plurality of the votes cast at the annual meeting of stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until the third succeeding meeting next after such director’s election and until such director’s successor is duly elected and qualified, or until such director’s death or until such director resigns or is removed in the manner provided in the Certificate of Incorporation or these By-Laws.

Section 2. Vacancies. Unless otherwise required by law and subject to Article III Section 1 and the Class B Shareholders Agreement, any vacancy on the Board of Directors that results from newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class and until such director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor and until such director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors shall be held in the manner provided by the DGCL and these By-Laws.

Section 3. Duties and Powers. Except as otherwise expressly provided in these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. As provided in Article IV, Section 1, the Board of Directors shall have the power and authority to appoint Officers of the Corporation. No stockholder, by virtue of its status as such, shall have any management power over the business and affairs of the Corporation or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Corporation. In addition to the powers that now or hereafter can be granted to directors under the DGCL and to all other powers granted under any other provision of these By-Laws, to the extent permitted by applicable law, the Board of Directors shall have full power and authority to do, and to direct the Officers and other duly authorized employees, agents and representatives of the Corporation to do, all things on such terms as it determines to be necessary or appropriate to conduct the business of the Corporation, to exercise all powers set forth in Article THIRD of the Certificate of Incorporation and to effectuate the purposes set forth in Article THIRD of the Certificate of Incorporation, subject to any required approvals pursuant to the Certificate of Incorporation, these By-Laws, the Class B Shareholders Agreement or otherwise, including the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into shares, and the incurring of any other obligations;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Corporation;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Corporation or the merger or other combination of the Corporation with or into another Person (subject, however, to any prior approval of stockholders that may be required by the Certificate of Incorporation, these By-Laws or pursuant to applicable law);

(d) the use of the assets of the Corporation (including cash on hand) for any purpose consistent with applicable law and the terms of the Certificate of Incorporation or these By-Laws, including the financing of the conduct of the operations of the Corporation and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Corporation and its Subsidiaries; and the making of capital contributions to any of its Subsidiaries;

(e) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Corporation under contractual arrangements to all or particular assets of the Corporation);

(f) the declaration and payment of distributions of cash or other assets to stockholders;

(g) the selection and dismissal of Officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(h) the maintenance of insurance for the benefit of the Group Members and the Indemnified Persons;

(i) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(j) the control of any matters affecting the rights and obligations of the Corporation, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(k) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the shares from, or requesting that trading be suspended on, any such exchange;

(m) the issuance, sale or other disposition, and the purchase or other acquisition, of shares or options, rights, warrants or appreciation rights relating to shares;

(n) the undertaking of any action in connection with the Corporation’s interest or participation in any Group Member;

(o) the registration of any offer, issuance, sale or resale of shares or other securities issued or to be issued by the Corporation under the Securities Act and any other applicable securities laws (including any resale of shares or other securities by stockholders or other securityholders); and

(p) the execution and delivery of agreements with Affiliates of the Corporation, including to render services to a Group Member.

In exercising its authority under these By-Laws, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any stockholder of any action taken (or not taken) by it.

Section 4. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. A regular meeting of the Board of Directors shall be held without any other notice than these By-Laws, immediately after, and at the same place (if any) as, each annual meeting of stockholders, unless otherwise determined by the Chairman of the Board of Directors (the “Chairman of the Board”). The Board of Directors may, by resolution, provide the time and place (if any) for the holding of additional regular meetings without any other notice (including any notice to stockholders) than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Corporation shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary or Assistant Secretary shall be appointed by the chairman of the meeting. Special meetings of the Board of Directors may be called by any member of the Board of Directors, the Chief Executive Officer or, upon a resolution adopted by the Board of Directors, by the Secretary or Assistant Secretary on twenty-four (24) hours’ notice to each director, either personally or by telephone or by mail or electronic transmission (including by email), or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of two (2) directors. Notice of any such meeting need not be given to any director, however, if waived by such director in writing or by electronic transmission (including by email), or if such director shall be present at such meeting.

Section 5. Organization. The Board of Directors may elect one of its members as Chairman of the Board. At each meeting of the Board of Directors, the Chairman of the Board or, in the Chairman of the Board’s absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. At each meeting of a committee of the Board of Directors, the chairman of such committee or, in such chairman’s absence, a committee member chosen by a majority of the committee members present, shall act as chairman of the committee meeting.

Section 6. Resignations of Directors. Any director may resign at any time by giving notice of such director’s resignation in writing or by electronic transmission to the Chairman of the Board, if there be one, the Chief Executive Officer and the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled by the Board of Directors as provided in Article III Section 2.

Section 7. Quorum. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the directors then in office or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business, the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable, and each director or committee member, as applicable, shall be entitled to one vote on each matter submitted for approval at such meeting of the Board of Directors or committee thereof, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one or more committees consisting of one or more directors of the Corporation, which, to the extent permitted by law and provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of these By-Laws, the DGCL and the Certificate of Incorporation, the powers and authority of the Board of Directors granted hereunder; but no such committee shall have the power to fill vacancies in the Board of Directors or any committee or in their respective membership, to approve or adopt, or recommend to the stockholders, any action or matter, other than the election or removal of directors, expressly required by these By-Laws, the DGCL and the Certificate of Incorporation, to be submitted to stockholders for their approval, or to authorize the issuance of shares, except that such a committee may, to the extent permitted by law and provided in such resolutions, (a) grant and authorize options and other rights with respect to the shares pursuant to and in accordance with any plan or authorizing resolutions approved by the Board of Directors and (b) function as the pricing committee with respect to any offering of shares authorized by the Board of Directors. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Corporation shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

Section 11. Compensation. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such or in his or her capacity as a member of any committee of the Board of Directors, receive any stated remuneration for such director’s services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director, payable in cash or securities, either as such director’s annual remuneration as such director or member of any special or standing committee of the Board of Directors or as remuneration for such director’s attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by such director on account of such director’s attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described in this Article IV. The Officers of the Corporation may include a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief Legal Officer, a

Chief Compliance Officer, one or more Executive Managing Directors, one or more Presidents or Co-Presidents, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Officers shall be appointed by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same Person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors, a committee thereof or by such Officers as may be designated by resolution of the Board of Directors.

Section 2. Removal and Resignation. Any Officer may resign at any time upon written notice to the Corporation. Any Officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, subject to the approval rights granted to the Class B Shareholders pursuant to the Class B Shareholders Agreement. The Board of Directors may delegate to such Officers as determined by the Board of Directors the power of removal as to Officers, agents and employees who have not been appointed by the Board of Directors. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 3. Voting Securities Owned by the Corporation. Unless otherwise directed by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the Chief Financial Officer or any other officer authorized to do so by the Board of Directors, and the Chief Executive Officer, the Chief Financial Officer and any other officer authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders for, or with respect to, any action of equity holders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entities.

Section 4. Chairman of the Board of Directors and Chief Executive Officer. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation unless the Board of Directors elects another Officer as Chief Executive Officer. Subject to the oversight of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Corporation except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; and he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and shall have such other powers and duties as designated in accordance with these By-Laws and as from time to time may be assigned to him or her by the Board of Directors. If elected by a majority of directors then in office, the Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors; and shall have such other powers and duties as designated in these By-Laws and as from time to time may be assigned to him or her by the Board of Directors.

Section 5. Senior Officers. Unless the Board of Directors otherwise determines, the Chief Operating Officer, the Chief Financial Officer and every President and Co-President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, subject to the limitations set forth herein. Unless the Board of Directors otherwise determines, in the absence of the Chairman of the Board of Directors or if there be no Chairman of the

Board of Directors, the Board of Directors may designate the Chief Financial Officer, the Chief Operating Officer, a President or a Co-President to preside at all meetings of the stockholders and (should he or she be a director) of the Board of Directors. The Chief Operating Officer, Chief Financial Officer and each President and Co-President shall have such other powers and duties as designated in accordance with these By-Laws and as from time to time may be assigned to him or her by the Board of Directors. In the absence of a Chief Financial Officer, Chief Operating Officer, President or Co-President, or in the event of an inability or refusal of the Chief Financial Officer, Chief Operating Officer and all Presidents and Co-Presidents to act, an Executive Managing Director or a Vice President designated by the Board of Directors shall perform the duties of a President, and when so acting shall have all the powers of and be subject to all the restrictions upon a President. In the absence of a designation by the Board of Directors of an Executive Managing Director or a Vice President to perform the duties of a President, or in the event of his or her absence or inability or refusal to act, the Executive Managing Director or Vice President who is present and who is senior in terms of uninterrupted time as an Executive Managing Director or Vice President of the Corporation shall so act. An Executive Managing Director or Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Executive Managing Director or Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.

Section 6. Chief Legal Officer and Chief Compliance Officer. The Chief Legal Officer and the Chief Compliance Officer shall have responsibility for the legal affairs and compliance matters, respectively, of the Corporation and shall have such other powers and duties as designated in these By-Laws and as from time to time may be assigned to the Chief Legal Officer or Chief Compliance Officer, respectively, by the Board of Directors. The Chief Legal Officer and the Chief Compliance Officer shall perform all acts incident to their positions, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 7. Treasurer and Assistant Treasurer. The Treasurer (or Chief Financial Officer in the absence of a Treasurer) shall have responsibility for the custody and control of all the funds and securities of the Corporation and shall have such other powers and duties as designated in these By-Laws and as from time to time may be assigned to the Treasurer by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these By-Laws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

Section 8. Secretary and Assistant Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

Section 9. Other Officers. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

STOCK

Section 1. Shares of Stock. Notwithstanding anything to the contrary herein, unless the Board of Directors shall determine otherwise in respect of one or more classes or series of shares or as may be required by the Depository with respect to any specific class or series of shares, shares shall not be evidenced by physical Certificates. No stockholder shall have the right to require the Corporation to issue physical Certificates representing shares for any reason, except as may be required by applicable law. If the Board of Directors authorizes the issuance of shares to any Person in the form of physical Certificates, the Corporation shall issue one or more Certificates in the name of such Person evidencing the number of such shares being so issued. Certificates shall be executed on behalf of the Corporation by any two Authorized Signatories. If and to the extent a Transfer Agent has been appointed with respect to any class or series of shares, no Certificate representing such class or series of shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue shares in global form, the Certificates representing shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the shares have been duly registered in accordance with the directions of the Corporation. Any or all of the signatures required on the Certificate may be by facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Corporation, such Certificate may nevertheless be issued by the Corporation with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates for any class or series of shares shall be consecutively numbered and shall be entered on the books and records of the Corporation as they are issued and shall exhibit the holder’s name and number and type of shares. The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent and registrar of the Corporation on certificates representing shares is expressly permitted by these By-Laws.

Section 2. Lost or Mutilated Certificates. If any mutilated Certificate is surrendered to the Corporation or the Transfer Agent, the appropriate Officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of shares as the Certificate so surrendered. The appropriate Officers on behalf of the Corporation shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Corporation, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Corporation has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Corporation, delivers to the Corporation a bond, in form and substance satisfactory to the Corporation, with surety or sureties and with fixed or open penalty as the Corporation may direct to indemnify the Corporation and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Corporation. If a stockholder fails to notify the Corporation within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the shares represented by the Certificate is registered before the Corporation or the Transfer Agent receives such notification, the stockholder shall be precluded from making any claim against the Corporation or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 2, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3. Transfers. The Corporation shall keep or cause to be kept on behalf of the Corporation a register (which may be in electronic form) that will provide for the registration and transfer of shares. The Board of Directors may appoint a Transfer Agent to act as registrar and transfer agent for the purpose of registering any class or series of shares and transfers of such class or series of shares as herein provided. For shares represented by Certificates, upon surrender of a Certificate for registration of transfer of any shares evidenced by a Certificate, the appropriate Officers of the Corporation shall execute and deliver, and in the case of shares for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of shares as were evidenced by the Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Article VI Section 1. The Corporation shall not recognize any transfer of shares evidenced by Certificates until the Certificates evidencing such shares are surrendered for registration of transfer. No charge shall be imposed by the Corporation for such transfer; provided, that as a condition to the issuance of shares, whether or not such shares are evidenced by Certificates, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

Section 4. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than sixty (60) days prior to such action. If no Record Date is fixed, the Record Date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Record Owners. The Corporation shall be entitled to recognize the Record Holder as the owner of a share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other Person, regardless of whether the Corporation shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding shares, as between the Corporation on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such shares.

Section 6. Book-Entry Transfer of Shares. Nothing contained in these By-Laws shall preclude electronic book-entry only transfer of shares or the settlement of any transactions involving shares entered into through the facilities of the Depository or any National Securities Exchange on which such shares are listed for trading.

Section 7. Splits and Combinations. (a) Subject to the provisions of the DGCL, the Certificate of Incorporation, Article VII Section 11 of these By-Laws and paragraph (d) of this Article V Section 7, the Corporation may make a pro rata distribution of shares of any class or series to all Record Holders of such class or series of shares, or may effect a subdivision or combination of shares of any class or series so long as, after any such event, each stockholder shall have the same proportionate ownership of such class or series of shares of capital stock of the Corporation as before such event, and any amounts calculated on a per share basis or stated as a number of shares are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of shares is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Corporation may issue Certificates to the Record Holders of shares evidenced by Certificates as of the applicable Record Date representing the new number of shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of shares Outstanding, the Corporation shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate that was held by such Record Holder immediately prior to the applicable Record Date.

(d) The Corporation shall not issue fractional shares upon any distribution, subdivision or combination of shares.

ARTICLE VI

NOTICES

Section 1. Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a stockholder under these By-Laws shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication to the stockholder at the address described below. Any notice, payment or report to be given or made to a stockholder hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Corporation, regardless of any claim of any Person who may have an interest in such shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 1 executed by the Corporation, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Corporation is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Corporation of a change in his address) if they are available for the stockholder at the principal office of the Corporation for a period of one year from the date of the giving or making of such notice, payment or report to the other stockholders. Any notice to the Corporation shall be deemed given if received by the Secretary at the principal office of the Corporation designated pursuant to Article I Section 1. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a stockholder or other Person if believed by it to be genuine.

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be a calendar year ending December 31, unless otherwise determined by the Board of Directors.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Title to Corporation Assets. Title to Corporation assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Corporation as an entity, and no stockholder, director or officer, individually or collectively, shall have any ownership interest in such Corporation assets or any portion thereof. Title to any or all of the Corporation assets may be held in the name of the Corporation or one or more nominees, as the Board of Directors may determine. All Corporation assets shall be recorded as the property of the Corporation in its books and records, irrespective of the name in which record title to such Corporation assets is held.

Section 5. Construction. Unless the context requires otherwise: (a) any pronoun used in these By-Laws shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of these By-Laws; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

Section 6. Incorporation. The Corporation has been converted to, and incorporated as, a corporation pursuant to the provisions of the DGCL. Except as expressly provided to the contrary in the Certificate of Incorporation or these By-Laws, the rights, duties, liabilities and obligations of the stockholders and the administration, dissolution and termination of the Corporation shall be governed by the DGCL. All shares shall constitute personal property of the owner thereof for all purposes and a stockholder has no interest in specific Corporation property.

Section 7. Acquisitions by Sculptor Corp. The Corporation shall not allow Sculptor Corp. to acquire an interest, directly or indirectly, in any entity without the prior written approval of the Class B Shareholder Committee (prior to the Transition Date (as defined in the Governance Agreement)) or the Board of Directors (on or after the Transition Date) if Class B Shareholders would be required to contribute funds in order for such Persons to maintain their respective ownership percentages in such entity.

Section 8. Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Corporation appropriate books and records with respect to the Corporation’s business, including all books and records necessary to provide to the stockholders any information expressly required to be provided pursuant to these By-Laws or under applicable law. Although stockholders may request access to such information in accordance with applicable law, the Board of Directors, in its sole discretion, shall determine the time, place and manner upon which information shall be made available to stockholders to the extent permitted by law. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including the record of the stockholders, books of account and records of Corporation proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

Section 9. Class B Shareholders Agreement and Governance Agreement. The provisions of these By-Laws are subject to, and limited by, the provisions of the Class B Shareholders Agreement and the Governance Agreement, dated as of February 7, 2019 (the “Governance Agreement”), among the Corporation, Sculptor Corp., Och-Ziff Holding LLC, Sculptor Capital LP (f/k/a OZ Management LP, Sculptor Capital Advisors LP (f/k/a OZ Advisors LP), Sculptor Capital Advisors II LP (f/k/a OZ Advisors II LP) and Daniel S. Och, copies of which are available at the primary offices of the Corporation and copies of which shall be provided to any holder of shares of the Corporation, upon written request delivered to the Corporation’s Secretary.

Section 10. Invalidity of Provisions. If any provision of these By-Laws is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 11. Relationship with the Sculptor Operating Group. At all times prior to the Consent Termination Date, notwithstanding anything in the Certificate of Incorporation or these By-Laws to the contrary, unless the Corporation receives the prior written consent (or prior written waiver, as the case may be) of the Class B Shareholder Committee (prior to the Transition Date) acting pursuant to and in accordance with its authority under the Class B Shareholders Agreement or the Board of Directors (on or after the Transition Date) (the “Class B Consent”), the Corporation shall adhere to the following:

(a) The Corporation and its Subsidiaries (other than the Sculptor Operating Group and its Subsidiaries) shall not, directly or indirectly, enter into or conduct any business activity or transaction, or hold any assets other than (i) business conducted and assets held by the Sculptor Operating Group and its Subsidiaries, (ii) the ownership, acquisition and disposition of equity interests in Subsidiaries of the Corporation, (iii) the management of the business of the Sculptor Operating Group, either directly or through Subsidiaries, (iv) making loans and incurring indebtedness that is not prohibited under this Section 11, (v) the offering, sale, syndication, private placement or public offering of shares, bonds, other securities or other interests in compliance with this Section 11, (vi) subject to Section 11(b), any financing or refinancing of any type related to the Sculptor Operating Group, its Subsidiaries or any of their assets or activities, (vii) any activity or transaction contemplated by the Class B Shareholders Agreement, any Registration Rights Agreements, the Underwriting Agreement, the Tax Receivable Agreement or the Exchange Agreement, and (viii) such activities as are incidental to the foregoing.

(b) The Corporation and its Subsidiaries (other than the Sculptor Operating Group and its Subsidiaries) shall not incur or guarantee any indebtedness other than (i) indebtedness incurred in connection with an exchange under the Exchange Agreement, and (ii) indebtedness to the Corporation or any of its Subsidiaries.

(c) The Corporation and its Subsidiaries (other than the Sculptor Operating Group and its Subsidiaries) shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Sculptor Operating Group) other than equity interests in Subsidiaries permitted under this Section 11, loans, debt securities or other evidence of indebtedness permitted under this Section 11, and such cash and cash equivalents, bank accounts or similar instruments or accounts as the Board of Directors deems reasonably necessary for the Corporation and its Subsidiaries to pay their expenses and other liabilities, and carry out their respective responsibilities contemplated under these By-Laws.

(d) The Corporation shall, directly or indirectly through any combination of direct or indirect wholly owned Subsidiaries, maintain at all times ownership of 100% of the outstanding equity interests in Sculptor Corp. and shall not dispose of any interest in Sculptor Corp. or the Sculptor Operating Group. The Corporation and its Subsidiaries shall cause Sculptor Corp. to maintain at all times ownership of, and control the voting of, all outstanding Class B Units in the Sculptor Operating Group Entities, and shall not permit any Person (other than Sculptor Corp. or another direct or indirect wholly owned Subsidiary of the Corporation) to possess or exercise a right or ability to remove, replace, appoint or elect the general partner, managing member or similar Person of any Sculptor Operating Group Entity. The Corporation and its Subsidiaries (other than the Sculptor Operating Group and its Subsidiaries), including Sculptor Corp., shall not own any interest in any Person other than (i) the Sculptor Operating Group Entities or (ii) a wholly owned Subsidiary that, directly or indirectly through other wholly owned Subsidiaries, owns an interest in the Sculptor Operating Group Entities.

(e) If the Corporation issues any equity securities, including, without limitation, shares, options, rights, warrants or other securities exercisable to purchase shares or other equity securities of the Corporation (“Corporation Exercisable Securities”) or securities convertible into or exchangeable for shares or other equity securities of the Corporation (“Corporation Convertible Securities”), after the date hereof:

(i) The Corporation shall immediately contribute to Sculptor Corp. the cash proceeds, assets or other consideration received from the issuance of such securities, if any, and from the exercise of any Corporation Exercisable Securities, if any, but excluding any Corporation Convertible Securities surrendered for conversion or exchange (collectively, the “Equity Proceeds”);

(ii) The Corporation and its Subsidiaries shall cause Sculptor Corp. to immediately contribute to the Sculptor Operating Group Entities the Equity Proceeds received by Sculptor Corp. (allocated among the Sculptor Operating Group Entities in accordance with their relative equity values at the time, as reasonably determined by the Board of Directors);

(iii) The Corporation and its Subsidiaries shall cause each Sculptor Operating Group Entity to issue to Sculptor Corp., in exchange for the Equity Proceeds contributed to them, if any (it being understood that such issuance shall occur even if there are no Equity Proceeds), (x) in the case of an issuance of shares of Class A Common Stock, a number of Class B Units equal to the number of shares of Class A Common Stock issued, and (y) in the case of an issuance of any other equity securities by the Corporation, a new class or series of units or other equity securities with designations, preferences and other rights, terms and provisions that are substantially the same as those of such other equity securities issued by the Corporation (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds, assets or other consideration received by the Corporation that is contributed to such Sculptor Operating Group Entity) equal in number to the number of such other equity securities issued by the Corporation;

(iv) If the Corporation issues any Corporation Exercisable Securities, then upon the exercise of any such Corporation Exercisable Securities, the Corporation shall cause Sculptor Corp. to exercise an equal number of the equivalent equity securities that were issued by each of the Sculptor Operating Group Entities to Sculptor Corp. in connection with the original issuance of such Corporation Exercisable Securities (on the same basis);

(v) If the Corporation issues any Corporation Convertible Securities, then upon the conversion or exchange of such Corporation Convertible Securities, the Corporation shall cause Sculptor Corp. to convert or exchange (as the case may be) an equal number of the equivalent equity securities that were issued by each of the Sculptor Operating Group Entities to Sculptor Corp. in connection with the original issuance of such Corporation Convertible Securities (on the same basis);

(vi) If the Corporation issues any equity securities that are subject to vesting or forfeiture provisions, then the equivalent equity securities that are issued by the Sculptor Operating Group Entities to Sculptor Corp. in connection with the issuance of such Corporation equity securities shall be subject to vesting or forfeiture on the same basis, and if any of the Corporation equity securities vest or are forfeited, an equal number of the equivalent equity securities issued by each of the Sculptor Operating Group Entities shall automatically vest or be forfeited; and

(vii) If the Corporation issues any equity securities that, in accordance with their terms, are subject to redemption, then upon the redemption of such Corporation equity securities, the Corporation shall cause each of the Sculptor Operating Group Entities to redeem an equal number of the equivalent equity securities that were issued to Sculptor Corp. in connection with the original issuance of such Corporation equity securities (on the same basis).

(f) The Corporation and its Subsidiaries (other than the Sculptor Operating Group Entities and their Subsidiaries) shall not make any capital contribution to any Sculptor Operating Group Entity unless a capital contribution is concurrently made to all of the Sculptor Operating Group Entities and the values of the capital contributions to all Sculptor Operating Group Entities are proportional to their relative equity values at the time, as reasonably determined by the Board of Directors; provided, however, that the contribution to each Sculptor Operating Group Entity may consist of a different type of asset.

(g) The Corporation shall not permit any Sculptor Operating Group Entity to issue any equity securities to the Corporation or any of its Subsidiaries (other than the Sculptor Operating Group Entities and their Subsidiaries) unless each other Sculptor Operating Group Entity concurrently issues to the Corporation and its Subsidiaries (excluding the Sculptor Operating Group Entities and their Subsidiaries) equity securities that are equal in number to, and have substantially the same terms and provisions as, the equity securities issued by such Sculptor Operating Group Entity. Nothing in this Section shall preclude the issuance of units by any Sculptor Operating Group Entity or its Subsidiary to another Sculptor Operating Group Entity or its Subsidiary in exchange for cash or other assets.

(h) The Corporation shall not cause the Sculptor Operating Group Entities to establish record dates for the payment of distributions unless they coincide with the Record Dates for distributions paid by the Corporation.

(i) The Corporation shall not permit the Sculptor Operating Group Entities to repurchase or redeem any equity securities from the Corporation or any of its Subsidiaries (excluding the Sculptor Operating Group Entities and their Subsidiaries) except pursuant to Section 11(e)(vii).

(j) For the avoidance of doubt, nothing in this Section 11 shall be interpreted in a manner that would reduce, diminish or supersede any of the rights or privileges of the Class B Shareholder Committee under the Class B Shareholders Agreement.

Section 12. Reports. As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Corporation, the Board of Directors shall cause to be made available to each Record Holder of a share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Corporation for such fiscal year of the Corporation, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors. As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall cause to be made available to each Record Holder of a share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Corporation and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate. If the Corporation publicly files such reports with the Commission, then such reports shall be deemed to be made available to the Record Holders pursuant to this Section 12.

Section 13. Tax Returns. The Corporation shall use commercially reasonable efforts to timely file all returns of the Corporation that are required for U.S. federal, state and local income tax purposes.

Section 14. Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in these By-Laws.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question.

“Authorized Signatories” shall mean the Chief Executive Officer, the Chief Financial Officer, and any other Person authorized by resolution adopted by a majority of the Board of Directors to act on behalf of and in the name of the Corporation.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Certificate” means a certificate in global form in accordance with the rules and regulations of the Depository or in such other form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more shares.

“Class B Shareholder” shall mean the record owner of any shares of Class B Common Stock who (i) becomes the record owner of any shares of Class B Common Stock through an original issuance effected in compliance with the limited liability company agreement of the Corporation’s predecessor prior to consummating the Corporation’s conversion from a Delaware limited liability company into a Delaware corporation or (ii) becomes the record owner of any shares of Class B Common Stock pursuant to a Permitted Transfer, but shall not include any other Person who may otherwise acquire or possess shares of Class B Common Stock or rights with respect to shares of Class B Common Stock or other interests in shares of Class B Common Stock.

“Class B Shareholder Committee” shall mean the Class B Shareholders Committee established pursuant to the Class B Shareholders Agreement.

“Class B Shareholders Agreement” shall mean the Class B Shareholders Agreement, dated as of November 13, 2007, by and among the Corporation and the Class B Shareholders, as amended from time to time in accordance with the terms thereof.

“Class B Unit” means a unit of equity interest in a Sculptor Operating Group Entity denominated as a “Class B Common Unit,” and may consist of interests in a limited partnership, limited liability company or other entity.

“Commission” means the United States Securities and Exchange Commission.

“Consent Termination Date” shall mean the date on which no shares of Class B Common Stock remain outstanding.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the purpose of this definition, the terms “controlling,” “controlled by,” and “under common control with” have correlative meanings.

“Depository” means, with respect to any shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Sculptor Operating Group Units (or other securities issued by members of the Sculptor Operating Group) for cash or shares of Class A Common Stock, and the corresponding cancellation of applicable shares of Class B Common Stock, if any, as contemplated by the Registration Statement, as such agreements are amended, modified, supplemented or restated from time to time.

“Group Member” means the Corporation and each Subsidiary of the Corporation.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, other than the Corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“IPO Closing Date” means the first date on which Class A shares of the predecessor to the Corporation were delivered by the predecessor to the Corporation to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto.

“Sculptor Corp.” means Sculptor Capital Holding Corporation (f/k/a Och-Ziff Holding Corporation), a corporation organized under the laws of the State of Delaware and the general partner of the Sculptor Operating Group, and any successor general partner thereof.

“Sculptor Operating Group” means the Persons directly Controlled by Sculptor Corp.

“Sculptor Operating Group Entity” means a member of Sculptor Operating Group.

“Sculptor Operating Group Units” means, collectively, a unit or units of interest representing limited partnership interests or other similar interests in each of the entities within the Sculptor Operating Group.

“Outstanding” means, with respect to shares, all shares that are issued by the Corporation and reflected as outstanding on the Corporation’s books and records as of the date of determination.

“Permitted Transfer” means a transfer of shares of Class B Common Stock in connection with a transfer of Sculptor Operating Group Units that is permitted under (and effected in compliance with) the Group Member Agreements and is otherwise made in compliance with applicable securities laws; provided, that such transfer of shares of Class B Common Stock is made to the same transferee as the transferee of the Sculptor Operating Group Units; and provided, further, that the number of shares of Class B Common Stock transferred is equal to the number of Sculptor Operating Group Units transferred to such transferee.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), governmental entity or other entity (or series thereof).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Corporation.

“Record Date” means the date established by the Corporation for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of stockholders or entitled to exercise rights in respect of any lawful action of stockholders or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means (a) with respect to any shares of Class A Common Stock, the Person in whose name such shares are registered on the books of the Corporation or the Transfer Agent, as applicable, as of the opening of business on a particular Business Day, and (b) with respect to any shares of any other class, the Person in whose name such shares are registered on the books that the Corporation or the Transfer Agent, as applicable, has caused to be kept as of the opening of business on such Business Day.

“Registration Rights Agreement” means one or more Registration Rights Agreements providing for the registration of shares of Class A shares of the predecessor to the Corporation entered into among the Corporation and certain holders of Sculptor Operating Group Units on or prior to the first date on which Class A shares of the predecessor to the Corporation were delivered by the Corporation on or prior to the IPO Closing Date.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-144256) as it has been or as it may be amended or supplemented from time to time, filed by the Corporation with the Commission under the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder, to register the offering and sale of the Class A shares in the initial public offering of the predecessor to the Corporation.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share Majority” means a majority of the total votes that may be cast in the election of directors by holders of all Outstanding Voting Shares.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of January 12, 2009, by and among the Sculptor Operating Group Entities and certain partners of the Sculptor Operating Group Entities, as amended.

“Transfer Agent” means, with respect to any class or series of shares, such bank, trust company or other Person (including the Corporation or one of its Affiliates) as shall be appointed from time to time by the Corporation to act as registrar and transfer agent for such class or series of shares; provided that if no Transfer Agent is specifically designated for such class or series of shares, the Corporation shall act in such capacity.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who was obligated to purchase Class A shares of the predecessor to the Corporation pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement entered into by the Corporation and the Underwriters providing for the sale of Class A shares of the predecessor to the Corporation in the initial public offering.

“Voting Shares” means the shares of Class A Common Stock, the shares of Class B Common Stock and any other class or series of shares issued after the date hereof that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of stockholders under the DGCL, the Certificate of Incorporation or these By-Laws.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such Indemnified Person is or was a director, officer or tax matters partner of the Corporation or its predecessor, is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary) (provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), or is or was any Person the Board of Directors designates as an “Indemnified Person” for purposes of these By-Laws, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such

Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation and in a manner not constituting fraud, gross negligence or willful misconduct and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation and in a manner not constituting fraud, gross negligence or willful misconduct and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Indemnified Person is or was a director, officer or tax matters partner of the Corporation or its predecessor, is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary) (provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), or is or was any Person the Board of Directors designates as an “Indemnified Person” for purposes of these By-Laws, against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection with the defense or settlement of such action or suit if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation and in a manner not constituting fraud, gross negligence or willful misconduct; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to an Indemnified Person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to any other Indemnified Person, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, an Indemnified Person shall be deemed to have acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation and in a manner not constituting fraud, gross negligence or willful misconduct, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnified Person’s conduct was unlawful, if such Indemnified Person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such Indemnified Person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnified Person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by Indemnified Persons that are former directors or officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Indemnified Person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any Person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against such Indemnified Person and incurred by such Indemnified Person in any capacity as an Indemnified Person, or arising out of such Person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any Person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such Person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII. For purposes of these By-Laws, references to “Indemnified Person” shall mean (a) any Person who is or was a director, officer or tax matters partner of the Corporation or its predecessor, (b) any Person who is or was serving at the request of the Corporation or its predecessor as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person the Board of Directors designates as an “Indemnified Person” for purposes of these By-Laws.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a Person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any Indemnified Person (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to Indemnified Persons.

ARTICLE IX

AMENDMENTS

Section 1. General. Except as provided in Sections 2, 3 and 4 of this Article IX, the Board of Directors may amend any of the terms of these By-Laws but only in compliance with the terms, conditions and procedures set forth in this Section 1. If the Board of Directors desires to amend any provision of these By-Laws other than pursuant to Section 3 of this Article IX, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or (ii) direct that the amendment proposed be considered at the next annual meeting of the stockholders. Such special or annual meeting shall be called and held upon notice in accordance with these By-Laws. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of stockholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under the Certificate of Incorporation, these By-Laws, applicable law or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading.

Section 2. Super-Majority Amendments. Notwithstanding Section 1 of this Article IX, the affirmative vote of the holders of Outstanding Voting Shares representing at least two-thirds of the total votes that may be cast by all Outstanding Voting Shares in the election of directors, voting together as a single class, shall be required to alter or amend any provision of this Section 2 or Section 4(b) of this Article IX.

Section 3. Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 1 of this Article IX, the Board of Directors, without the approval of any stockholder, may amend any provision of these By-Laws, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Corporation, the location of the principal place of business of the Corporation, the registered agent of the Corporation or the registered office of the Corporation;

(b) a change that the Board of Directors determines in its sole discretion to be necessary or appropriate to address changes, proposed changes or differing interpretations with respect to any of the Internal Revenue Code of 1986, as amended and in effect from time to time, Treasury Regulations promulgated thereunder, administrative rulings or pronouncements of the Internal Revenue Service and judicial decisions;

(c) a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the stockholders (including adversely affecting the holders of any particular class or series of shares as compared to other holders of other classes or series of shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the DGCL), (iii) to be necessary, desirable or appropriate to facilitate the trading of the shares (including, without limitation, the division of any class or classes or series of Outstanding shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which shares are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Corporation and the stockholders, (iv) is required to effect the intent of the provisions of the Certificate of Incorporation or these By-Laws or is otherwise contemplated by the Certificate of Incorporation or these By-Laws, or (v) is required to comply with the Class B Shareholders Agreement, the Amended and Restated Tax Receivable Agreement, dated as of January 12, 2009, by and among the Corporation, Sculptor Corp., Och-Ziff Holding LLC and the Sculptor Operating Group, as amended, any exchange agreement that the Corporation is party to or any registration rights agreement that the Corporation is party to, in each case, as in effect on the date hereof and as such agreements may be amended from time to time;

(d) a change in the fiscal year or taxable year of the Corporation and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Corporation including, if the Board of Directors shall so determine in its sole discretion, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Corporation;

(e) an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Corporation or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(f) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of shares pursuant to Article FOURTH of the Certificate of Incorporation;

(g) any amendment expressly permitted in the Certificate of Incorporation or these By-Laws to be made by the Board of Directors acting alone;

(h) an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the Certificate of Incorporation or these By-Laws;

(i) an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Corporation of, or investment by the Corporation in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Corporation of activities permitted by the terms of Article THIRD of the Certificate of Incorporation;

(j) a merger, conversion or conveyance approved in accordance with the requirements of the DGCL, the Certificate of Incorporation and these By-Laws; or

(k) any other amendments substantially similar to the foregoing.

Section 4. Amendment Requirements.

(a) Notwithstanding the provisions of Section 1 and Section 3 of this Article IX, no provision of the Certificate of Incorporation or these By-Laws that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Section 1 and Section 3 of this Article IX, but subject to the provisions of Section 2 of this Article IX, no amendment to the Certificate of Incorporation or these By-Laws may (i) adversely affect the rights or preferences of any shares in a manner that is disproportionate to all other outstanding shares of the same class or series, without the consent of each stockholder holding any such disproportionately affected share or shares (provided, however, nothing in this Section 4(b) shall be interpreted to require the consent of any holder that may be adversely affected by any amendment for reasons other than such holder’s ownership of shares or such holder’s rights or obligations as a stockholder of the Corporation) or (ii) change the term of the Corporation.

(c) Without limitation of the Board of Directors’ authority to adopt amendments to the Certificate of Incorporation or these By-Laws without the approval of any stockholders as contemplated in Section 1 of this Article IX, notwithstanding the provisions of Section 1 of this Article IX, (i) any amendment that would have a material adverse effect on the rights or preferences of any class or series of shares in relation to other classes or series of shares must be approved by the holders of a majority of the Outstanding shares of the class or series affected (provided, however, nothing in this Section 4(c)(i) shall be interpreted to require the consent of the holders of any class or series of shares that may be adversely affected by any amendment for reasons other than such holders’ ownership of shares or such holders’ rights or obligations as stockholders of the Corporation), and (ii) any amendment of the Certificate of Incorporation or these By-Laws affecting the rights of the Class B Shareholder Committee shall require Class B Consent.

ARTICLE X

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This provision is intended to benefit and may be enforced by the Corporation, its directors, officers, stockholders, employees, agents, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

For the avoidance of doubt, nothing contained in this Article X shall apply to any action brought to enforce a duty or liability created by the Exchange Act.

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Adopted as of: August 30, 2019

Last Amended as of: July 23, 2023